UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

Ouster, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Treat Avenue

San Francisco, California 94110

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 949-0108

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2021, the Board of Directors (the “Board”) of Ouster, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), appointed Ms. Karin Rådström to serve as a Class I director of the Board for a term ending at the 2022 annual meeting of stockholders of the Company, effective October 6, 2021 (the “Effective Date”). Ms. Rådström will stand for election by the Company’s stockholders at the 2022 annual meeting. In approving the appointment, the Board concluded that Ms. Rådström satisfies the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Ms. Rådström was also appointed to serve as a member of the Board’s Nominating Committee.

Karin Rådström, 42, has served as Chief Executive Officer of Mercedes-Benz Trucks and a member of the Board of Management of Daimler Truck AG, Germany since February 2021 and as a member of the Supervisory Board of Piab AB, Sweden since June 2019. From March 2019 to January 2021, Ms. Rådström served as Head of Sales and Marketing and as a member of the Executive Board of Scania CV AB (“Scania”). She previously served as Senior Vice President, Head of Buses and Coaches of Scania from November 2016 to February 2019 and as Director of Pre-Sales and Marketing Communication of Scania East Africa Ltd. from October 2014 to December 2015. Ms. Rådström brings significant sales and marketing experience at large commercial vehicle manufacturers to the Company’s Board and her broad knowledge on technological transformation in the automotive industry is expected to be beneficial to Ouster’s Board.

Ms. Rådström will be entitled to the standard compensation paid by the Company to all of its non-employee directors as set forth in the Company’s Non-Employee Director Compensation Policy. Ms. Rådström is expected to enter into the Company’s standard form of indemnification agreement with the Company.

There are no arrangements or understandings between Ms. Rådström and any other person pursuant to which she was selected as a director. There are no family relationships between Ms. Rådström and any director or executive officer of the Company, and she does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUSTER, INC.

Date: October 13, 2021	By:	/s/ Myra Pasek
Myra Pasek
General Counsel and Secretary